Exhibit 99.1

STRATEGIC EDUCATION, INC. REPORTS SECOND QUARTER 2025 RESULTS
Education Technology Services revenue and operating income up 50% YOY
Sophia Learning revenue and subscribers up 40% YOY
U.S. Higher Education's healthcare portfolio total enrollment increased 8% YOY

HERNDON, Va., July 30, 2025 ― Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended June 30, 2025.

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended June 30
•Revenue increased 2.9% to $321.5 million compared to $312.3 million for the same period in 2024, driven by strength within the Education Technology Services segment. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 3.6% to $323.5 million in the second quarter of 2025 compared to $312.3 million for the same period in 2024. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $45.8 million or 14.2% of revenue, compared to $41.9 million or 13.4% of revenue for the same period in 2024. Adjusted income from operations on a constant currency basis, which is a non-GAAP financial measure, was $49.1 million compared to $43.9 million for the same period in 2024. The adjusted operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 15.2% compared to 14.1% for the same period in 2024.
•Net income was $32.3 million compared to $29.9 million for the same period in 2024. Adjusted net income on a constant currency basis, which is a non-GAAP financial measure, was $36.2 million compared to $32.3 million for the same period in 2024.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $68.3 million compared to $63.3 million for the same period in 2024.
•Diluted earnings per share was $1.37 compared to $1.24 for the same period in 2024. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, increased to $1.54 from $1.33 for the same period in 2024. Diluted weighted average shares outstanding decreased to 23,516,000 from 24,179,000 for the same period in 2024. During the three months ended June 30, 2025, the Company repurchased 325,844 shares of common stock for $28.0 million, and has repurchased 717,146 shares for $60.0 million through the first six months of 2025.
Education Technology Services Segment Highlights
•The Education Technology Services segment (ETS) is comprised primarily of Enterprise Partnerships, Sophia Learning, and Workforce Edge.
•For the second quarter, average total subscribers at Sophia Learning increased approximately 40% from the same period in 2024, and Sophia Learning revenue increased 39.8% to $16.4 million compared to $11.7 million for the same period in 2024.
•As of June 30, 2025, Workforce Edge had a total of 80 corporate agreements, collectively employing approximately 3,870,000 employees.
•ETS revenue increased 49.6% to $36.7 million in the second quarter of 2025 compared to $24.5 million for the same period in 2024, driven by growth in Sophia Learning subscriptions, higher employer affiliated enrollment, and revenue from new Workforce Edge employer partnerships.

•ETS income from operations was $15.0 million in the second quarter of 2025 compared to $10.0 million for the same period in 2024. The operating income margin was 41.0% compared to 40.9% for the same period in 2024.

U.S. Higher Education Segment Highlights
•The U.S. Higher Education segment (USHE) is comprised of Capella University and Strayer University.
•For the second quarter, student enrollment within USHE decreased 0.8% to 86,339 compared to 87,077 for the same period in 2024. Our ongoing focus on employers is generating consistent growth in employer affiliated enrollment, but in the second quarter was again offset by a decline in unaffiliated enrollment. Employer affiliated enrollment in the second quarter hit a new all-time high of 31.8% of USHE enrollment, up from 29.3% during the same period in 2024.

•USHE’s healthcare portfolio generated strong total enrollment growth during the second quarter, increasing 8% from the same period in 2024 and now comprises 47% of USHE total enrollment compared to 43% for the same period in 2024. Of USHE’s total healthcare enrollment, approximately 37% is from employer partners.
•For the second quarter, FlexPath enrollment was 23% of USHE enrollment compared to 22% for the same period in 2024. Healthcare programs comprise 76% of FlexPath enrollment.
•Revenue decreased 0.5% to $215.6 million in the second quarter of 2025 compared to $216.6 million for the same period in 2024, driven by lower second quarter student enrollment.
•Income from operations was $20.8 million in the second quarter of 2025 compared to $19.8 million for the same period in 2024. The operating income margin was 9.6% compared to 9.2% for the same period in 2024.
Australia/New Zealand Segment Highlights
•The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
•For the second quarter, student enrollment within ANZ decreased 3.1% to 18,524 compared to 19,113 for the same period in 2024. Lower international enrollment, resulting from regulatory changes in Australia, was partially offset by progress growing domestic enrollment, which is expected to be a bigger driver of future growth.
•Revenue decreased 2.8% to $69.1 million in the second quarter of 2025 compared to $71.1 million for the same period in 2024, driven by lower second quarter student enrollment. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased slightly to $71.2 million in the second quarter of 2025 compared to $71.1 million for the same period in 2024, driven by higher second quarter revenue per student.
•Income from operations was $12.8 million in the second quarter of 2025 compared to $14.1 million for the same period in 2024. The operating income margin was 18.4% compared to 19.8% for the same period in 2024. Income from operations on a constant currency basis, which is a non-GAAP financial measure, was $13.3 million in the second quarter of 2025 compared to $14.1 million for the same period in 2024. The operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 18.6% compared to 19.8% for the same period in 2024.
BALANCE SHEET AND CASH FLOW

At June 30, 2025, Strategic Education had cash, cash equivalents, and marketable securities of $179.9 million and no debt outstanding under its revolving credit facility. For the first six months of 2025, cash provided by operations was $98.9 million compared to $101.9 million for the same period in 2024. Capital expenditures for the first six months of 2025 were $21.2 million compared to $19.9 million for the same period in 2024. Capital expenditures including cloud computing investments, which flow through operating cash flow within other assets, for the first six months of 2025 were $29.7 million compared to $25.9 million for the same period in 2024. Free cash flow for the first six months of 2025, which is a non-GAAP financial measure, was $77.7 million compared to $82.0 million for the same period in 2024.
For the second quarter of 2025, consolidated bad debt expense as a percentage of revenue was 4.0% compared to 4.3% of revenue for the same period in 2024.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on September 15, 2025 to shareholders of record as of September 5, 2025.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its second quarter 2025 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, which offers low-cost online general education-level courses that are ACE-recommended for college credit; 2) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:
•the pace of student enrollment;
•Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
•legislation and other actions by the U.S. Congress, actions by the current administration, rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to Title IV programs, Department of Education staffing levels, borrower defense to repayment applications, gainful employment or similar measures, 90/10, increased focus by governmental entities on for-profit education institutions, and including actions by governmental entities in Australia and New Zealand;
•competitive factors;
•risks associated with the opening of new campuses;
•risks associated with the offering of new educational programs and adapting to other changes;
•risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
•the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
•the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
•risks relating to the timing of regulatory approvals;

•Strategic Education’s ability to implement its growth strategy;
•the risk that the combined company may experience difficulty integrating employees or operations;
•risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
•general economic and market conditions; and
•additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke
Senior Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2025	2024	2025
Revenues	$312,266	$321,471	$602,516	$625,061
Costs and expenses:
Instructional and support costs	163,235	166,153	320,944	324,439
General and administration	105,112	106,775	201,807	210,371
Restructuring costs	1,995	2,783	(3,515)	4,697
Total costs and expenses	270,342	275,711	519,236	539,507
Income from operations	41,924	45,760	83,280	85,554
Other income (expense)	(123)	(315)	1,671	1,896
Income before income taxes	41,801	45,445	84,951	87,450
Provision for income taxes	11,903	13,114	25,351	25,375
Net income	$29,898	$32,331	$59,600	$62,075
Earnings per share:
Basic	$1.28	$1.41	$2.55	$2.69
Diluted	$1.24	$1.37	$2.47	$2.61
Weighted average shares outstanding:
Basic	23,442	22,906	23,416	23,113
Diluted	24,179	23,516	24,119	23,790

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2024	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$137,074	$133,600
Marketable securities	46,949	31,350
Tuition receivable, net	76,127	97,878
Income taxes receivable	—	762
Other current assets	44,793	56,353
Total current assets	304,943	319,943
Property and equipment, net	111,247	111,027
Right-of-use lease assets	103,673	100,049
Marketable securities, non-current	14,981	14,986
Intangible assets	245,098	248,172
Goodwill	1,206,883	1,231,105
Other assets	62,910	66,241
Total assets	$2,049,735	$2,091,523

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$101,749	$99,189
Income taxes payable	2,926	—
Contract liabilities	89,563	135,179
Lease liabilities	22,222	20,112
Total current liabilities	216,460	254,480
Deferred income tax liabilities	27,586	27,925
Lease liabilities, non-current	103,004	100,190
Other long-term liabilities	40,186	42,211
Total liabilities	387,236	424,806
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,502,385 and 23,948,762 shares issued and outstanding at December 31, 2024 and June 30, 2025, respectively	245	239
Additional paid-in capital	1,532,414	1,489,271
Accumulated other comprehensive loss	(88,565)	(58,869)
Retained earnings	218,405	236,076
Total stockholders’ equity	1,662,499	1,666,717
Total liabilities and stockholders’ equity	$2,049,735	$2,091,523

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the six months ended June 30,
	2024	2025
Cash flows from operating activities:
Net income	$59,600	$62,075
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on early termination of operating leases, net	(6,166)	—
Amortization of deferred financing costs	280	212
Amortization of investment discount/premium	(40)	(140)
Depreciation and amortization	22,227	23,198
Deferred income taxes	(593)	(4)
Stock-based compensation	11,902	11,327
Impairment of right-of-use lease assets	—	802
Changes in assets and liabilities:
Tuition receivable, net	(13,247)	(20,398)
Other assets	(12,663)	(13,007)
Accounts payable and accrued expenses	759	(3,643)
Income taxes payable and income taxes receivable	74	(3,785)
Contract liabilities	41,353	44,861
Other liabilities	(1,551)	(2,634)
Net cash provided by operating activities	101,935	98,864

Cash flows from investing activities:
Purchases of property and equipment	(19,928)	(21,151)
Purchases of marketable securities	(8,591)	(25,804)
Proceeds from marketable securities	22,525	42,575
Proceeds from other investments	20	—
Other investments	(96)	(231)
Cash paid for acquisition, net of cash acquired	(143)	(16)
Net cash used in investing activities	(6,213)	(4,627)

Cash flows from financing activities:
Common dividends paid	(29,507)	(29,215)
Net payments for stock awards	(3,514)	(9,182)
Repurchase of common stock	—	(60,032)
Net cash used in financing activities	(33,021)	(98,429)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(534)	2,519
Net increase (decrease) in cash, cash equivalents, and restricted cash	62,167	(1,673)
Cash, cash equivalents, and restricted cash — beginning of period	181,925	146,656
Cash, cash equivalents, and restricted cash — end of period	$244,092	$144,983

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2025	2024	2025
Revenues:
U.S. Higher Education	$216,613	$215,635	$435,849	$436,643
Australia/New Zealand	71,130	69,144	118,505	117,404
Education Technology Services	24,523	36,692	48,162	71,014
Consolidated revenues	$312,266	$321,471	$602,516	$625,061
Income from operations:
U.S. Higher Education	$19,825	$20,759	$47,838	$50,715
Australia/New Zealand	14,060	12,756	11,805	10,660
Education Technology Services	10,034	15,028	20,122	28,876
Restructuring costs	(1,995)	(2,783)	3,515	(4,697)
Consolidated income from operations	$41,924	$45,760	$83,280	$85,554

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Adjusted Diluted Earnings Per Share (EPS), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA, and Free Cash Flow. We define Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (2) income/loss recognized from the Company’s investments in partnership interests and other investments, and (3) discrete tax adjustments utilizing adjusted effective income tax rates of 29.5% and 29.0% for the three months ended June 30, 2024 and 2025, respectively. To illustrate currency impacts to operating results, Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended June 30, 2025 are also presented on a constant currency basis utilizing an exchange rate of 0.66 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2024. We define EBITDA as net income before other expense, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (1) above. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended June 30, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$270,342	$(1,995)	$—	$—	$268,347
Income from operations	$41,924	$1,995	$—	$—	$43,919
Operating margin	13.4%				14.1%
Income before income taxes	$41,801	$1,995	$1,965	$—	$45,761
Net income	$29,898	$1,995	$1,965	$(1,597)	$32,261

Earnings per share:
Diluted	$1.24				$1.33
Weighted average shares outstanding:
Diluted	24,179				24,179

		For the three months ended June 30, 2025 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$275,711	$(2,783)	$—	$—	$272,928
Income from operations	$45,760	$2,783	$—	$—	$48,543
Operating margin	14.2%				15.1%
Income before income taxes	$45,445	$2,783	$2,259	$—	$50,487
Net income	$32,331	$2,783	$2,259	$(1,527)	$35,846

Earnings per share:
Diluted	$1.37				$1.52
Weighted average shares outstanding:
Diluted	23,516				23,516
(1)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(2)Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(3)Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 29.5% and 29.0% for the three months ended June 30, 2024 and 2025, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q2 2025 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	As Reported (GAAP)	Non-GAAP adjustments(1)	Constant currency adjustment(2)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$321,471	$—	$2,073	$323,544
Total costs and expenses	$275,711	$(2,783)	$1,553	$274,481
Income from operations	$45,760	$2,783	$520	$49,063
Operating margin	14.2%			15.2%
Income before income taxes	$45,445	$5,042	$538	$51,025
Net income	$32,331	$3,515	$382	$36,228

Earnings per share:
Diluted	$1.37			$1.54
Weighted average shares outstanding:
Diluted	23,516			23,516
(1)Reflects non-GAAP adjustments related to restructuring costs, income/loss from other investments, and tax adjustments as described further in the Unaudited Reconciliation of Non-GAAP Financial Measures table above.
(2)Reflects an adjustment to translate foreign currency results after the non-GAAP adjustments for the three months ended June 30, 2025 at a constant exchange rate of 0.66 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2024.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2025	2024	2025
Revenues:
U.S. Higher Education	$216,613	$215,635	$435,849	$436,643
Australia/New Zealand	71,130	69,144	118,505	117,404
Education Technology Services	24,523	36,692	48,162	71,014
Consolidated revenues	$312,266	$321,471	$602,516	$625,061

Income from operations:
U.S. Higher Education	$19,825	$20,759	$47,838	$50,715
Australia/New Zealand	14,060	12,756	11,805	10,660
Education Technology Services	10,034	15,028	20,122	28,876
Restructuring costs	(1,995)	(2,783)	3,515	(4,697)
Consolidated income from operations	41,924	45,760	83,280	85,554

Adjustments to consolidated income from operations:
Restructuring costs	1,995	2,783	(3,515)	4,697
Total adjustments to consolidated income from operations	1,995	2,783	(3,515)	4,697

Adjusted income from operations by segment:
U.S. Higher Education	19,825	20,759	47,838	50,715
Australia/New Zealand	14,060	12,756	11,805	10,660
Education Technology Services	10,034	15,028	20,122	28,876
Total adjusted income from operations	$43,919	$48,543	$79,765	$90,251

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
EBITDA AND ADJUSTED EBITDA
(in thousands)

	For the three months ended June 30,
	2024	2025
Net income	$29,898	$32,331
Provision for income taxes	11,903	13,114
Other expense	123	315
Depreciation and amortization	11,158	12,003
EBITDA (1)	53,082	57,763
Stock-based compensation	6,573	5,856
Restructuring costs (2)	1,926	2,089
Cloud computing amortization (3)	1,693	2,566
Adjusted EBITDA (1)	$63,274	$68,274
(1)Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $0.7 million of depreciation and amortization expense for the three months ended June 30, 2025 and $0.1 million of stock-based compensation expense for the three months ended June 30, 2024.
(3)Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(in thousands)

	For the six months ended June 30,
	2024	2025
Net cash provided by operating activities	$101,935	$98,864
Purchases of property and equipment	(19,928)	(21,151)
Free cash flow (1)	$82,007	$77,713
(1)Denotes a non-GAAP financial measure. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.